EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 of Voyant International Corporation and Subsidiaries of our report dated March 27, 2009 on our audits of the financial statements of Voyant International Corporation as of December 31, 2008 and 2007 and the results of their operations and cash flows for the years then ended, and the reference to us under the caption “Experts”.

Kabani & Company, Inc.

Los Angeles, California

June 19, 2009